EXHIBIT 99.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
ss. 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of The Midland Company (the “Company”) on Form 10-K for the period ending December 31, 2002 (the “Report”), I, John I. Von Lehman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John I. Von Lehman John I. Von Lehman Executive Vice President, Chief Financial Officer and Secretary

March 13, 2003